UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 1, 2010

RELIANCE STEEL & ALUMINUM CO.

(Exact name of registrant as specified in its charter)

California	001-13122	95-1142616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 S. Grand Ave., Suite 5100

Los Angeles, CA 90071

(Address of principal executive offices)

(213) 687-7700

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On December 3, 2010 Reliance Steel & Aluminum Co. (the “Registrant”) announced that it acquired the outstanding capital stock of Lampros Steel, Inc. (“LSI”) and a related interest in Lampros Steel Plate Distribution, LLC (“LSPD” and, together with LSI, “Lampros”), effective as of December 1, 2010, pursuant to a Purchase Agreement dated as of November 30, 2010 by and among the persons identified therein (the “Sellers”), Lampros and American Metals Corporation, a wholly-owned subsidiary of the Registrant (“AMC”). LSI is a steel service center company specializing in structural steel shapes with a facility located in Portland, Oregon. LSPD owns a 50% interest in a partnership, LSI Plate, that is a distributor of carbon steel plate with locations in California and Oregon.

LSI was founded in 1983 by Milt and Marcus Lampros and LSI Plate was founded in 1999. The combined revenues of LSI and LSI Plate for the year ended December 31, 2009 were $29 million. Lampros will operate as a subsidiary of AMC. Current management will remain in place with Milt Lampros serving as President of LSI.

None of the Sellers is, and none of the officers and directors of Lampros is, affiliated with or related to the Registrant in any way. The purchase price was determined by negotiations between the Registrant, on the one hand, and the Sellers and Lampros, on the other. The Sellers and/or officers or directors of Lampros, through various other entities, own certain of the real property on which facilities of Lampros are located.

A copy of the press release related to the transaction is attached as an exhibit hereto.

Item 9.01    Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

N/A

(b)	Pro Forma Financial Information.

N/A

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.

Dated: December 3, 2010	By:	/s/ Kay Rustand
Kay Rustand
Vice President, General Counsel and Corporate Secretary

RELIANCE STEEL & ALUMINUM CO.

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated December 3, 2010.

4